Exhibit 23.1


Deloitte & Touche LLP                     Telephone:  (312) 946-3000
Two Prudential Plaza                      Facsimile:  (312) 946-2600
180 North Stetson Avenue
Chicago, Illinois  60601-6779


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of the Sears, Roebuck and Co. Deferred Compensation Plan on Form S-8 of our report dated February 15, 1996, appearing in the Annual Report on Form 10-K of Sears, Roebuck and Co. for the fiscal year ended December 30, 1995. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.




Deloitte & Touche LLP

December 20, 1996



Deloitte Touche
Tohmatsu
International